Exhibit 10.1

THIRD AMENDED AND RESTATED

CBOE GLOBAL MARKETS, INC. LONG-TERM INCENTIVE PLAN

(Amended and Restated Effective May 6, 2025)

Cboe Global Markets, Inc. (f/k/a CBOE Holdings, Inc.) has established this Third Amended and Restated Cboe Global Markets, Inc. Long- Term Incentive Plan to provide an additional inducement for Eligible Individuals to provide services to the Corporation or an Affiliate as an Employee or non-employee Director, to reward such Eligible Individuals by providing an opportunity to acquire incentive awards, and to provide a means through which the Corporation may attract able persons to enter the employment of or engagement with the Corporation or one of its Affiliates. Awards may, in the discretion of the Board or Committee, and subject to such restrictions as the Board or Committee may determine or as provided herein, consist of Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Incentive Compensation Awards, or any combination of the foregoing.

ARTICLE 1

DEFINITIONS

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

"Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Corporation. For purposes of the preceding sentence, the word "control" (by itself and as used in the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

"Award" means a Non-Qualified Stock Option, Restricted Stock, Restricted Stock Unit, or Incentive Compensation Award granted under the Plan.

"Award Agreement" means an agreement entered into between the Corporation and the applicable Participant, setting forth the terms and provisions applicable to the Award then being granted under the Plan, as further described in Section 4.2 of the Plan, or in the case of an Incentive Compensation Award, such other written communication from the Corporation in which the terms of the Incentive Compensation Award are set forth.

"Award Date" means, with respect to any Award, the date of the grant or award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement, provided that such Award Date will not be earlier than the date of the Committee action.

"Board" means the Board of Directors of the Corporation.

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"Cause" has the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Corporation or an Affiliate. If there is no employment, consulting, or other written agreement between the Corporation or an Affiliate and the Participant or if such agreement does not define "Cause," then "Cause" will have the meaning specified in the Award Agreement, provided that if the Award Agreement does not so specify, "Cause" will mean, as determined by the Committee in its sole discretion and solely with respect to the Plan and any Award made hereunder, the Participant's (a) willful and continued failure to perform his or her material duties with the Corporation or an Affiliate, or the commission of any activities constituting a violation or breach under any Federal, state, local or non-U.S. law or regulation applicable to the activities of the Corporation or an Affiliate, (b) fraud, breach of fiduciary duty, dishonesty, misappropriation or other action that causes damage to the property or business of the Corporation or an Affiliate, (c) repeated absences from work such that the Participant is unable to perform his or her employment or other duties in all material respects, other than due to becoming Disabled, (d) admission or conviction of, or plea of nolo contendere to, any felony, or any other crime that, in the reasonable judgment of the Board or Committee, adversely affects the Corporation's or an Affiliate's reputation or the Participant's ability to carry out the obligations of his or her employment or Service, (e) loss of any license or registration that is necessary for the Participant to perform his or her duties for the Corporation or an Affiliate, (f) failure to cooperate with the Corporation or an Affiliate in any internal investigation or administrative, regulatory or judicial proceeding or, (g) act or omission in violation or disregard of the Corporation's or an Affiliate's policies, including but not limited to the Corporation's or an Affiliate's harassment and discrimination policies and standards of conduct, including the Code of Business Conduct and Ethics, then in effect, in such a manner as to cause loss, damage or injury to the property, reputation or employees of the Corporation or an Affiliate. In addition, the Participant's Service will be deemed to have terminated for Cause if, after the Participant's Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation or an Affiliate will be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Corporation or an Affiliate.

"Change in Control" means the first to occur of the following:

(a)	The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation where such acquisition causes such Person to own 35% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided that for purposes of this paragraph (a), the following acquisitions will not be deemed to result in a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation or (iv) any acquisition by any corporation or entity pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (c) of this definition below; and provided further that if any Person's beneficial ownership of the Outstanding Voting Securities reaches or exceeds 50% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition will be treated as an acquisition that causes such Person to own 35% or more of the Outstanding Voting Securities;

(b)	Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

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(c)	The approval by the stockholders of the Corporation and consummation of (i) a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Corporation or (ii) the acquisition of assets or stock of another corporation in exchange for voting securities of the Corporation (each of (i) and (ii), a "Business Combination"); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly (except to the extent that such ownership existed prior to the Business Combination), an amount of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation representing 20% thereof; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing, (i) unless a majority of the Incumbent Board determines otherwise, no Change in Control will be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an Officer, Employee or Director of the Corporation, (ii) a Public Offering will not constitute a Change in Control, and (iii) for the avoidance of doubt, a transaction shall not constitute a Change in Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Corporation is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Corporation remains in existence following such transaction) where all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such transaction beneficially own, directly or indirectly, own all or substantially all of the Outstanding Voting Securities in substantially the same proportions of their ownership after the transaction.

"Code" means the Internal Revenue Code of 1986, as amended, together with the regulations and official guidance promulgated thereunder. A reference to any provision of the Code will include reference to any successor provision of the Code.

"Committee" means the Compensation Committee of the Board, if any, or such similar or successor committee appointed by the Board to administer the Plan. If the Board has not appointed a Committee, including the Compensation Committee of the Board, to administer the Plan, the Board will function in place of the Committee as administrator of the Plan and references to the "Committee" herein shall mean and refer to the Board.

"Corporation" means Cboe Global Markets, Inc. or any successor corporation thereto.

"Director" means any individual who is a member of the Board on or after the Effective Date.

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"Disabled" means the Participant:

(a)	becomes unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months; or

(b)	by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receives income replacement benefits for a period of not less than three months under an accident and health plan of the Corporation or an Affiliate, as applicable.

"Dividend Equivalent Right" means a right to receive, with respect to any dividends or other distributions on a share of Stock underlying a Restricted Stock Unit, dividend equivalents on the share of Stock, as though such share of Stock had been issued and outstanding, fully vested, and held by the Participant on the record date of payment of such dividends. Subject to Section 7.4, Dividend Equivalent Rights may be provided in connection with an Award of Restricted Stock Units under the Plan, but not in connection with an Award of Restricted Stock or Options.

"Effective Date" has the meaning set forth in Section 10.3 of the Plan.

"Eligible Individual" means any Employee or non-employee Director.

"Employee" means any person treated as a common law employee in the records of the Corporation or one of its Affiliates. The Corporation shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the terms of the Plan as of the time of the Corporation's determination of whether or not the individual is an Employee, all such determinations by the Corporation shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Corporation or any court of law or governmental agency subsequently makes a contrary determination as to such individual's status as an Employee.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. A reference to any provision of the Exchange Act will include reference to any successor provision of the Exchange Act.

"Exercise Price" means the purchase price at which an Option may be exercised, subject to the provisions of Article 5.

"Fair Market Value" means, as of any date:

(a)	if the Stock is readily tradeable on a national or regional securities exchange or market system, or is quoted on the Over the Counter Bulletin Board (OTCBB), the Fair Market Value of a share of Stock will be the sales price at close of the Stock on the Award Date, time of exercise, or other date of calculation (or on the last preceding trading date if Stock was not traded on such date) as quoted on such national or regional securities exchange or market system or the OTCBB (whichever constitutes the primary market for the Stock), as reported by the Consolidated Tape Association, the OTCBB or such other source as the Committee deems reliable; or

(b)	if the Stock is not readily tradeable on a national or regional securities exchange or market system and is not quoted on the OTCBB, the fair market value as determined in good faith by the Board or the Committee, by the reasonable application of a reasonable valuation method in accordance with Section 409A and Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) (or any similar or successor provision), thereunder, as the Board or the Committee will in its discretion select and apply at the time of the Award Date, time of exercise, or other date of calculation.

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For avoidance of doubt, for tax purposes upon settlement of an Award, the fair market value of the Stock may be determined using such other methodology as may be required by applicable laws or as appropriate for administrative reasons.

"Incentive Compensation Award" means a cash-denominated award based on the achievement of Performance Goals, subject to the requirements of Article 11 and awarded in accordance with the terms of the Plan.

"Insider" means an Officer, Director, or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

"Insider Trading Policy" means the written policy of the Corporation pertaining to the purchase, sale, transfer or other disposition of the Corporation's equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Corporation or its securities.

"Non-Qualified Stock Option" means an Option that is not intended to (as set forth in the Award Agreement) or that does not qualify as an "incentive stock option" within the meaning of Code Section 422.

"Officer" means any person designated by the Board as an officer of the Corporation.

"Option" means an option to purchase Stock at an Exercise Price determined on the Award Date, subject to the applicable provisions of Article 5, awarded in accordance with the terms and conditions of the Plan.

"Participant" means an Eligible Individual to whom the Committee has made one or more Awards under the Plan in accordance with Section 4.1 of the Plan.

"Performance Goals" will mean performance goals established by the Committee prior to the grant of an Award and based on the attainment of one or any combination of the following measures, or such other criteria selected by the Committee in its discretion, in each case of the Corporation, an Affiliate, or business unit by or within which the Participant is primarily employed or a combination thereof: (a) net earnings; (b) operating earnings or income; (c) earnings growth; (d) net income; (e) net income per share; (f) gross revenue or revenue by pre-defined business segment; (g) revenue backlog; (h) pre- or post-tax profit margins; (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (j) earnings per share; (k) return on stockholders' equity; (l) stock price; (m) return on common stockholders' equity; (n) return on capital; (o) return on assets; (p) economic value added (income in excess of cost of capital); (q) customer satisfaction; (r) cost control or expense reduction; (s) ratio of operating expenses to operating revenues; (t) market share; (u) volume; (v) revenue per contract; and (w) adjusted pretax income, in each case, absolute or relative to peer- group comparative; provided, however, that in the case of Incentive Compensation Awards, Performance Goals may include individual performance goals or objectives applicable to the Participant.

The Committee also may benchmark Performance Goals under one or more of the measures or other criteria described above relative to the performance of other corporations or in such other manner as it deems appropriate, in its discretion. The Committee will have the discretion to (i) with respect to Awards generally, adjust targets set for pre-established performance objectives as it deems appropriate to reflect the inclusion or exclusion of, amongst other things, the impact of extraordinary, infrequent or unusual items, events or circumstances, and (ii) with respect to an Incentive Compensation Award granted to an Eligible Individual, adjust or change the pre-established targets and metrics utilized to measure performance and attainment, as further provided in Section 11.1 of the Plan.

"Performance Period" means a period of one or more years, as determined by the Committee.

"Person" means a "person" as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act.

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"Plan" means the Cboe Global Markets, Inc. Long-Term Incentive Plan, as set forth herein in this Third Amended and Restated Cboe Global Markets, Inc. Long-Term Incentive Plan (third amendment and restatement as adopted by the Board on February 11, 2025), as the same may be further amended, administered or interpreted from time to time.

"Public Offering" means any sale of any class of the Corporation's equity securities pursuant to an effective registration statement under Section 12 of the Exchange Act filed with the SEC on Form S-1 (or any successor form adopted by the SEC), provided that the following will not be considered a public offering: (a) any issuance of common equity securities by the Corporation as consideration for a merger or acquisition, (b) any issuance of common securities to employees, directors or consultants of any of the Corporation or any of its Affiliates as part of an incentive or compensation plan, (c) any issuance of common equity securities as part of a unit with debt or preferred stock or any similar structure in which the common equity securities are being offered primarily as a means of enhancing the Corporation's ability to sell the debt or preferred stock and (d) the issuance of Stock by the Corporation upon conversion of any preferred stock of the Corporation.

"Restricted Stock" means an award of shares of Stock delivered under the Plan subject to the requirements of Article 6 and such other restrictions as the Committee deems appropriate or desirable. The restrictions on, and risk of forfeiture of, Restricted Stock generally will expire on a specified date, upon the occurrence of an event or achievement of Performance Goals, or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement.

"Restricted Stock Unit" means a notional account established pursuant to an Award granted to a Participant, as described in Article 7, that is (a) valued solely by reference to shares of Stock, (b) subject to restrictions specified in the Award Agreement, and (c) payable in Stock or cash, in the Committee's sole discretion. The restrictions on, and risk of forfeiture of, Restricted Stock Units generally will expire on a specified date, upon the occurrence of an event or achievement of Performance Goals, or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement.

"Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended, and any guidance issued thereunder by the SEC.

"Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002. A reference to any provision of the Sarbanes-Oxley Act will include reference to any successor provision of the Sarbanes-Oxley Act.

"SEC" means the U.S. Securities and Exchange Commission.

"Section 409A" means Code Section 409A, as amended, and any proposed and final regulations and other guidance issued thereunder by the U.S. Department of Treasury and/or the Internal Revenue Service.

"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. A reference to any provision of the Securities Act will include reference to any successor provision of the Securities Act.

"Service" means the provision of personal services to the Corporation or its Affiliates in the capacity of (a) an Employee, (b) a Director, or (c) a consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Corporation or its Affiliates, a transfer of the Participant among the Corporation and its Affiliates, or a change in the Corporation or Affiliate for which the Participant renders such Service, provided in each case that there is no interruption or termination of the Participant's Service. Additionally, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Corporation, provided that if any such leave taken by a Participant exceeds 90 days, then on the 91st day immediately following such 90-day period, the Participant's Service shall be deemed to have terminated, unless the Participant's right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Corporation, a leave of absence authorized by the Corporation shall be treated as Service for purposes of determining vesting under the Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the time that the entity for which the Participant performs Service ceases to be an Affiliate of the Corporation. Subject to the foregoing, the Corporation, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of and reason for such termination.

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"Stock" means the "Common Stock" of the Corporation (as defined in Article Fourth (a)(i) of the Third Amended and Restated Certificate of Incorporation of the Corporation, as may be amended from time to time).

ARTICLE 2

PLAN ADMINISTRATION

Section 2.1 Administration. The Committee will administer the Plan. The Committee will interpret the Plan and any Award Agreement or other form of agreement or other document used by the Corporation in the administration of the Plan or of any Award, and prescribe such rules, regulations, and procedures in connection with the operation of the Plan, as it deems to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limiting the foregoing, the Committee will have the authority and complete discretion to:

(a)	Prescribe, amend, and rescind rules and regulations relating to the Plan and any Awards;

(b)	Select Eligible Individuals (including members of the Committee) to receive Awards, as provided in Section 4.1 of the Plan;

(c)	Determine the form and terms of Awards;

(d)	Determine the number of shares of Stock or other consideration subject to Awards, as provided in Articles 5 through 9 of the Plan;

(e)	Determine whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Corporation;

(f)	Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan;

(g)	Correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(h)	Accelerate or, with the consent of the Participant, defer the vesting of any Award or the exercise date of any Award, subject to the limitations of Section 409A;

(i)	Authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Award and delegate to Officers of the Corporation the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function, other than any such delegation that would cause Awards or other transactions under the Plan to cease to (i) be exempt from Section 16(b) of the Exchange Act, or (ii) satisfy the independent director requirements of the applicable national or regional securities exchange or market system;

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(j)	To the extent permissible under Section 141(c) and Section 157(c) of the Delaware General Corporation Law and other applicable laws, regulations and stock exchange rules, the Board and the Committee may each, in their discretion, delegate to another committee or one or more officers of the Corporation or to any other person or body, any or all of the authority and responsibility of the Committee with respect to awards to Employees who are not subject to Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. To the extent that the Board or the Committee has delegated to such other committee or to one or more officers of the Corporation or to any other person or body, the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be deemed to refer to such other committee or to such officer or officers or to such other person or body;

(k)	Amend, modify, extend, cancel or renew any Award, and authorize the exchange, substitution, or replacement of Awards, provided that (i) no such amendment, modification, extension, cancellation, renewal, exchange, substitution, or replacement will be to the detriment of a Participant with respect to any Award previously granted without the affected Participant's written consent, unless (A) such change is necessary or advisable to comply with applicable law or (B) the Award to be amended is an Incentive Compensation Award, (ii) any such amendment, modification, extension, cancellation, renewal, exchange, substitution or replacement must satisfy the requirements for exemption under Section 409A, and (iii) in no event will the Committee be permitted to reduce the Exercise Price of any outstanding Option, cancel an Option in exchange for cash or other Awards, exchange or replace an outstanding Option with a new Option with a lower Exercise Price, or take any other action that would be a "repricing" of Options, without stockholder approval, except pursuant to Section 5.2;

(l)	Determine whether a Participant has engaged in the operation or management of a business that is in competition with the Corporation or any of its Affiliates, or whether a Participant has violated the restrictive covenants referred to in Section 10.12; and

(m)	Make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee will keep records of action taken at its meetings. A majority of the Committee will constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, will be the acts of the Committee.

Section 2.2 Administration with Respect to Insiders. With respect to Eligible Individuals who are Insiders, at any time that any class of equity security of the Corporation is registered under Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

Section 2.3 Indemnification. Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Committee has delegated authority under this Article 2, will be indemnified and held harmless in accordance with the Corporation's Third Amended and Restated Certificate of Incorporation, as may be amended from time to time.

ARTICLE 3

AUTHORIZED SHARES

Section 3.1 Shares Available Under the Plan. Subject to adjustment as set forth in Section 3.2, the maximum number of shares of Stock that may be issued or delivered and as to which Awards may be granted under the Plan will be equal to the sum of: (a) 4,248,497 shares of Stock, which were authorized at the time that the Plan was first adopted by the Board effective January 13, 2010; (b) 3,000,000 shares of Stock which were authorized at the time that the Plan was amended and restated effective February 17, 2016; and (c) 3,000,000 shares of Stock, which were authorized at the time that the Plan was amended and restated effective May 6, 2025. The shares that may be issued or delivered under the Plan may be either authorized but unissued shares, repurchased shares, or partly each.

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If (i) any Award granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, or is forfeited or otherwise terminated without a distribution of Stock to the Participant; (ii) an Award of Restricted Stock Units is paid in cash rather than the issuance of shares of Stock; (iii) shares of Stock are not delivered to a Participant because an Award is exercised through a reduction of shares subject to the Award (i.e., "net exercised"); (iv) shares of Stock are delivered (either actually or by attestation) to or withheld by the Corporation in connection with the exercise of an Option awarded under the Plan, or in payment of any required income tax withholding for the exercise of an Option, the grant or vesting of Restricted Stock or the vesting of Restricted Stock Units (including prior to the Effective Date) awarded under the Plan; or (v) an Award is converted to an award over shares of another entity in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, then the number of shares of Stock subject to such cancelled, terminated, expired, forfeited or converted Award, or for which payment was made in cash, or which was delivered to or withheld by the Corporation, as applicable, will again be available for purposes of the Plan.

If, in connection with an acquisition of another company or all or part of the assets of another company by the Corporation or an Affiliate, or in connection with a merger or other combination of another company with the Corporation or an Affiliate, the Corporation either (i) assumes stock options or other stock incentive obligations of such other company, or (ii) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Corporation will be charged against the limitations set forth in this Section 3.1. Further, the terms of any such assumed or substituted awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

Section 3.2 Adjustment and Substitution of Shares. If a dividend or other distribution will be declared upon the Stock, payable in shares of Stock, the number of shares of Stock then subject to any outstanding Award or by reference to which the amount of any other Award is determined and the number of shares that may be issued or delivered under the Plan will be adjusted by adding thereto the number of shares that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such dividend or distribution.

If the outstanding shares of Stock will be changed into or exchangeable for a different number or kind of shares of Stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then the Committee will substitute for each share of Stock subject to any then-outstanding Award and for each share of Stock, which may be issued or delivered under the Plan but is not then subject to an outstanding Award, the number and kind of shares of Stock or other securities into which each outstanding share of Stock is so changed or for which each such share is exchangeable, provided that in the event of a merger, acquisition or other business combination of the Corporation with or into another entity, any adjustment provided for in the applicable agreement and plan of merger (or similar document) will be conclusively deemed to be appropriate for purposes of this Section 3.2.

In the case of any adjustment or substitution as provided for in this Section 3.2, the aggregate Exercise Price for all shares subject to each then-outstanding Option prior to such adjustment or substitution will be the aggregate Exercise Price for all shares of Stock or other securities (including any fraction) to which such shares will have been adjusted or which will have been substituted for such shares. Any new Exercise Price per share will be carried to at least three decimal places with the last decimal place rounded upwards.

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No adjustment or substitution provided for in this Section 3.2 will require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities that result from any such adjustment or substitution will be eliminated and not carried forward to any subsequent adjustment or substitution.

If any adjustment or substitution would cause a modification, extension or renewal of an Option within the meaning of Section 409A, the Committee may elect that such adjustment or substitution not be made but rather will use reasonable efforts to effect such other adjustment of each then-outstanding Option as the Committee in its sole discretion will deem equitable and that will not result in any such modification, extension or renewal under Section 409A.

ARTICLE 4

ELIGIBILITY AND AWARDS

Section 4.1 Eligibility. Subject to the provisions of the Plan, the Committee will have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards will be granted.

Section 4.2 Award Agreement. Each Award granted under the Plan will be evidenced by a written or electronic Award Agreement, in a form approved by the Committee. Such Award Agreement will be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify, and will be executed by the Chief Executive Officer, the President (if other than the Chief Executive Officer), or any person designated as an executive Officer by the Board for purposes of Section 16 of the Exchange Act, on behalf of the Corporation, and by the Participant to whom such Award is granted. The Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan.

Section 4.3 Corporation's Obligation to Deliver Stock. The obligation of the Corporation to issue or deliver shares of Stock under the Plan will be subject to (a) the effectiveness of a registration statement under the Securities Act, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation; (b) the condition that the shares will have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed; and (c) all other applicable laws, regulations, rules and orders that may then be in effect.

ARTICLE 5

STOCK OPTIONS

Section 5.1 Grant of Stock Options. The Committee will have authority, in its discretion, to grant Non-Qualified Stock Options. Options granted under the Plan will be subject to the following terms and conditions of this Article 5.

Section 5.2 Exercise Price. Subject to adjustment as set forth in Section 3.2, the Exercise Price will be such price as the Committee, in its discretion, will determine and set forth in the Award Agreement, except that, the Exercise Price will not be less than one hundred percent (100%) of the Fair Market Value per share of Stock covered by the Option as determined on the Award Date.

Section 5.3 Payment of Exercise Price. The Exercise Price will be payable in full in any one or more of the following ways:

(a)	in cash, check, bank draft, money order or wire transfer payable to the Corporation;

(b)	by delivery to the Corporation (either by actual delivery or by attestation) of shares of Stock (which are owned by the Participant free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article 6) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Exercise Price for the shares being purchased;

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(c)	by requesting that the Corporation withhold such number of shares of Stock then issuable upon exercise of the Option as will have an aggregate Fair Market Value equal to the Exercise Price for the shares being acquired upon exercise of the Option (and any applicable withholding taxes);

(d)	by a "net exercise" arrangement under which the Corporation will reduce the number of shares of Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price; provided that the Corporation shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued; and provided further that shares of Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the Exercise Price pursuant to the "net exercise," (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations;

(e)	provided that a public market for the Corporation's Stock exists, and to the extent permitted by the Sarbanes-Oxley Act:

i.	through a "same day sale" commitment from the Participant and a broker- dealer that is a member of the Financial Industry Regulatory Authority (a "FINRA Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay the Exercise Price (or a larger number of the shares so purchased), and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation (and any excess to the Participant);

ii.	through a "margin" commitment from the Participant and a FINRA Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation; or

(f)	by any combination of the foregoing.

If the Exercise Price is paid in whole or in part in shares of Stock, any portion of the Exercise Price representing a fraction of a share will be paid in cash. The date of exercise of an Option will be determined under procedures established by the Committee, and the Exercise Price will be payable at such time or times as the Committee, in its discretion, will determine. No shares will be issued or delivered upon exercise of an Option until full payment of the Exercise Price has been made. When full payment of the Exercise Price has been made, the Participant will be considered for all purposes to be the owner of the shares with respect to which payment has been made.

Section 5.4 Exercisability, Expiration, and Term of Options. Subject to this Section 5.4 and Section 2.1, Options may be exercised at such times, in such amounts and subject to such restrictions as will be determined by the Committee, in its discretion. An Option may be exercised (a) at such time as the Option vests, or (b) if and to the extent set forth in the applicable Award Agreement, prior to the date on which the Option vests, provided that such Stock obtained will be subject to the same requirements that are applicable to grants of Restricted Stock set forth in Article 6 and in the applicable Award Agreement. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. Restrictions and conditions on the exercise of an Option need not be the same for each Award or for each Participant.

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Each Option will terminate not later than the expiration date specified in the Award Agreement pertaining to such Option, provided that the expiration date with respect to an Option shall not be later than the 10th anniversary of its Award Date.

Except as otherwise provided in the Award Agreement, the vesting conditions on an Option will lapse upon the date that a Participant dies or becomes Disabled. Except as otherwise provided in the Award Agreement, a Participant (or his or her beneficiary, as applicable) must exercise any outstanding Option, if any, within one year following the Participant's death or Disability (or by the 10th anniversary of the Option's Award Date, if earlier). If the Participant does not exercise any outstanding Option within one year from the Participant's death or Disability (or by the 10th anniversary of the Option's Award Date, if earlier), the outstanding Option will be cancelled and forfeited.

Subject to the preceding paragraph, unless otherwise determined by the Committee and set forth in an Award Agreement or an amendment thereto, following a Participant's termination of Service for any reason other than Cause, such Participant must exercise any outstanding Option, if at all, within 90 days from the date of termination of Service (or by the 10th anniversary of the Option's Award Date, if earlier). If the Participant does not exercise any outstanding Option within 90 days from the date of termination of Service (or by the 10th anniversary of the Option's Award Date, if earlier), the outstanding Option will be cancelled and forfeited. All Options, including vested Options, will be cancelled and forfeited immediately upon a Participant's termination of Service for Cause.

Notwithstanding any contrary provision of this Section 5.4, if, on the date an outstanding Option would expire, the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be extended to a date that is 30 calendar days after the date the exercise of the Option would no longer violate applicable securities laws.

ARTICLE 6

RESTRICTED STOCK

Section 6.1 Award. Subject to the terms and provisions of the Plan, the Committee may award, at any time, shares of Restricted Stock to any Eligible Individual in the number and form, and subject to such restrictions on transferability and other restrictions as the Committee may determine in its discretion and set forth in the Award Agreement, including without limitation the achievement of Performance Goals. Restricted Stock also may be received by a Participant as the result of an exercise of an Option, when such award has not vested.

Section 6.2 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award shall be made subject to vesting conditions based upon the satisfaction of such Service requirements, conditions, restrictions or Performance Goals as the Committee shall establish and set forth in the Award Agreement. During any period in which shares acquired under a Restricted Stock Award remain subject to vesting conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of. Except as otherwise provided in the Award Agreement, the vesting conditions on any shares of Restricted Stock will expire and the restrictions on shares of Restricted Stock will lapse upon the date that a Participant dies or becomes Disabled. Upon request by the Corporation, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Corporation any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

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Section 6.3 Termination of Service. Except as otherwise provided in Section 6.2 above, if a Participant's termination of Service occurs for any reason before the expiration of the vesting conditions, all shares of Restricted Stock that remain subject to vesting conditions will be forfeited by the Participant as of the Participant's termination of Service, unless the Committee otherwise determines. In the case of Restricted Stock purchased through the exercise of an Option, the Corporation will refund the Exercise Price paid on the exercise of the Option. Such forfeited shares of Restricted Stock will again become available for award under the Plan.

Section 6.4 Voting Rights; Dividends and Distributions. Except as provided in this Section 6.4 or the Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to vesting conditions, the Participant shall have all of the rights of a stockholder of the Corporation holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. Unless otherwise provided for in an Award Agreement, for a Restricted Stock Award based upon the satisfaction of Performance Goals, the Participant shall be entitled to receive dividends or other distributions during the period beginning on the date a Restricted Stock Award is granted and ending, with respect to each share of Stock underlying the Award, on the earlier of the date the Performance Period is completed or the date on which the Award is terminated. Dividends or other distributions paid on a Restricted Stock Award based upon the satisfaction of Performance Goals will be based on the number of shares earned by the Participant. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Corporation as described in Section 3.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same vesting conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

ARTICLE 7

RESTRICTED STOCK UNIT AWARDS

Section 7.1 Award. Subject to the terms and provisions of the Plan, the Committee may award, at any time, Restricted Stock Units to any Eligible Individual in the number and form, and subject to such restrictions on transferability and other restrictions as the Committee may determine in its discretion and set forth in the Award Agreement, including without limitation the achievement of Performance Goals.

Section 7.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to or for the benefit of the Corporation or an Affiliate.

Section 7.3 Vesting. Restricted Stock Unit Awards shall be made subject to vesting conditions based upon the satisfaction of such Service requirements, conditions, restrictions or Performance Goals as the Committee shall establish and set forth in the Award Agreement. Except as otherwise provided in the Award Agreement, the vesting conditions on any Restricted Stock Unit Award will expire and the Restricted Stock Unit will become fully vested upon the date that a Participant dies or becomes Disabled.

Section 7.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation).

The Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalent Rights during the period beginning on the date a Restricted Stock Unit Award is granted and ending, with respect to each share of Stock underlying the Award, on the earlier of the date the Award is settled or the date on which it is terminated. For a Restricted Stock Unit Award based upon the satisfaction of Performance Goals, the Dividend Equivalent Rights paid will be based on the number of shares earned by the Participant. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Corporation as described in Section 3.2, any and all new, substituted or additional securities or other property (other than normal cash dividend equivalents) to which the Participant may be entitled by reason of the Participant's Restricted Stock Unit Award shall be immediately subject to the terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Unit Award with respect to which such Dividend Equivalent Rights were paid or adjustments were made.

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Section 7.5 Effect of Termination of Service. Except as otherwise provided in Section 7.3 above or by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary, then the Participant shall forfeit any Restricted Stock Units that remain subject to vesting conditions as of the date of the Participant's termination of Service.

Section 7.6 Settlement of Restricted Stock Unit Awards. The Corporation shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 3.2) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A and in accordance with such procedures as the Committee may specify from time to time, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section 7.6. Notwithstanding the foregoing, the Committee, in its discretion, may provide in any Award Agreement for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the vesting date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section 7.6. Notwithstanding the foregoing, any Stock issued or cash paid to the Participant in settlement of the Restricted Stock Units will be issued or paid, as applicable, as soon as administratively practicable following the applicable vesting date but in no event later than March 15th of the year following such vesting date (unless such Restricted Stock Unit has been deferred as permitted by the Committee under this Section 7.6 or as otherwise set forth in the Award Agreement).

ARTICLE 8

CHANGE IN CONTROL

Section 8.1 Accelerated Vesting. Unless otherwise provided for in an Award Agreement, Awards will be "double-trigger" unless a successor entity cannot or will not provide a Replacement Award (as defined below), in which case the Award will revert to "single-trigger" as follows:

Upon a Change in Control, all then-outstanding Awards shall vest in accordance with paragraphs (a), (b), and (c) below, except (i) as otherwise provided in an Award Agreement or (ii) to the extent that another Award meeting the requirements of Section 8.2(a) (a "Replacement Award") is provided to the Participant pursuant to Section 3.2 and consistent with Section 409A, to the extent applicable, to replace such Award (the "Replaced Award").

(a)	Outstanding Options. Upon a Change in Control in which the Corporation is the surviving corporation, a Participant’s then-outstanding Options that are not vested shall immediately become fully vested (and, to the extent applicable, all performance conditions shall be deemed satisfied as if target performance were achieved) and exercisable over the exercise period set forth in the applicable Award Agreement. Upon a Change in Control in which the Corporation is not the surviving corporation, a Participant's then-outstanding Options shall become fully vested and exercisable for such period of time prior to the Change in Control as is deemed fair and equitable by the Committee and shall terminate at the effective time of the Change in Control. The Committee shall provide written notice of the period of accelerated exercisability of Options to all affected Participants. The exercise of any Option whose exercisability is accelerated as provided in this paragraph (a) shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before such consummation. Alternatively, the Committee may elect to cancel such Options and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a share of Stock as a result of the Change in Control (or if the Corporation's stockholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a share of Stock on the day immediately prior to the Change in Control) over (ii) the per-share Exercise Price of such Option, multiplied by the number of shares of Stock subject to such Award. No payment shall be made to a Participant for any Option if the Exercise Price for such Option exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a share of Stock as a result of the Change in Control.

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(b)	Outstanding Awards, other than Options, Subject Solely to a Service Vesting Condition. Upon a Change in Control, a Participant's then-outstanding Awards, other than Options, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Corporation or any Affiliate shall become fully vested and shall be settled in cash, Stock or a combination thereof, as determined by the Committee, within 30 days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A).

(c)	Outstanding Awards, other than Options, Subject to a Performance Vesting Condition. Upon a Change in Control, a Participant's then-outstanding Awards, other than Options, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied at the greater of target performance or the level of performance actually achieved as of the date of the Change in Control (with similar performance assumed to be achieved through the remainder of the performance period) and shall be settled in cash, Stock or a combination thereof, as determined by the Committee, within 30 days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A).

Section 8.2 Replacement Awards.

(a)	An Award shall meet the conditions of this Section 8.2 (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (provided, however, that the Replacement Award may be of a different type as the Replaced Award if such Replacement Award has been approved by the Committee, as constituted immediately prior to the Change in Control); (ii) it has an intrinsic value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities of the Corporation or its successor following the Change in Control or another entity that is affiliated with the Corporation or its successor following the Change in Control; (iv) its terms and conditions comply with Section 8.2(b); and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation or assumption of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 8.2(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Replaced Awards and Replacement Awards that are Options by reference to either their intrinsic value or their fair value.

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(b)	Upon an involuntary termination of Service of a Participant after a Change in Control, other than for Cause, all Replacement Awards held by the Participant shall become fully vested and free of restrictions and in the case of Replacement Awards in the form of (i) Options shall be fully exercisable and shall remain exercisable in accordance with their terms, (ii) Awards with one or more performance-based vesting conditions for performance measurement periods not yet ended at the date of termination shall be deemed to be satisfied at the greater of target performance or the level of performance actually achieved as of the date of termination of Service (with similar performance assumed to be achieved through the remainder of the performance period) and shall be paid upon or within 60 days of such termination of Service, (iii) Awards (other than Options) with only service-based vesting conditions shall be paid upon or within 60 days of such termination of Service. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Section 409A, payment shall be made pursuant to the Award's original schedule in order to comply with Section 409A.

Section 8.3 Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Code Section 4999 due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Code Section 280G, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization. To aid the Participant in making any election made under this Section 8.3, no later than the date of the occurrence of any event that might reasonably be anticipated to result in an excess parachute payment to the Participant, the Corporation shall request a determination in writing by independent experts selected by the Corporation. As soon as practicable thereafter, the independent experts shall determine and report to the Corporation and the Participant the amount of such acceleration of vesting, payments and benefits that would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the independent experts may rely on reasonable, good faith interpretations concerning the application of Code Sections 280G and 4999. The Corporation and the Participant shall furnish to the independent experts such information and documents as the experts may reasonably request in order to make their required determination. The Corporation shall bear all fees and expenses the independent experts may reasonably charge in connection with their services contemplated by this Section 8.3, and any excise tax, income tax, interest, or penalties imposed on the Participant as a result of a successful Internal Revenue Service claim that, contrary to the determination and report of the independent experts, the Participant must pay an excise tax under Code Section 4999 due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Code Section 280G.

ARTICLE 9

CERTIFICATES FOR AWARDS OF STOCK

Section 9.1 Stock Certificates. Except as otherwise provided in this Section 9.1, each Participant entitled to receive shares of Stock under the Plan will be issued a certificate for such shares. Such certificate will be registered in the name of the Participant and will bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to the Stock and will be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange or market system. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant will be reflected by crediting (by means of a book entry) the applicable number of shares of Stock to an account maintained by the Corporation in the name of such Participant, which account may be an account maintained by the Corporation for such Participant under any dividend reinvestment program offered by the Corporation. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the vesting conditions expire or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient will have delivered a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Stock may be delivered to the Participant after, and only after, the vesting conditions will have expired without forfeiture in respect of such shares of Restricted Stock.

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Section 9.2 Compliance With Laws and Regulations. The grant of Awards and the issuance of shares of Stock pursuant to an Award shall be subject to compliance with all applicable requirements of Federal, state, local and non-U.S. law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares of Stock issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Corporation, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

Section 9.3 Restrictions. All certificates for shares of Stock delivered under the Plan (and all non-certificated shares credited to a Participant's account as provided in Section 9.1) also will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange or quotation system upon which the Stock is then listed and any applicable Federal, state or non-U.S. securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 9.3 will not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation.

Section 9.4 Rights of Stockholders. Except as otherwise provided herein, no Participant awarded an Option or Restricted Stock Unit will have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares, or if applicable, the crediting of non-certificated shares to an account maintained by the Corporation in the name of such Participant. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Sections 3.2, 6.4, 7.4, or another provision of the Plan.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Effect of the Plan on the Rights of Employees and Employer. Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan will be deemed to give any Eligible Individual any right to be granted an Award and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement will confer any right to any Participant to continue in the employment of the Corporation or any Affiliate or to continue to be retained to provide Services to the Corporation or any Affiliate as a Director, or consultant or interfere in any way with the rights of the Corporation or any Affiliate to terminate a Participant's Service at any time.

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Section 10.2 Amendment. The Board specifically reserves the right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan; provided that no such alteration, amendment, revocation, termination, or suspension will terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Corporation; and provided further that no such alteration or amendment of the Plan will, without prior stockholder approval (a) increase the total number of shares of Stock that may be issued or delivered under the Plan; (b) make any changes in the class of Eligible Individuals; (c) extend the period set forth in the Plan during which Awards may be granted; or (d) make any changes that require stockholder approval under the rules and regulations of any securities exchange or market on which the Stock is traded. No alteration, amendment, revocation or termination of the Plan or suspension of any Award will materially adversely affect, without the written consent of the holder of an Award theretofore granted under the Plan, the rights of such holder with respect to such Award. The Committee may not amend any Award to extend the exercise period beyond a date that is later than the earlier of the latest date upon which the Award could have expired by its original terms under any circumstances or the 10th anniversary of the original date of grant of the Award, or otherwise cause the Award to become subject to Section 409A.

Section 10.3 Effective Date and Duration of Plan. The Plan was first adopted by the Board effective January 13, 2010. The Plan was amended and restated effective February 8, 2011. The Plan was further amended and restated by the second amendment and restatement effective February 17, 2016. The Plan was further amended and restated by the third amendment and restatement effective upon approval of the Corporation's stockholders on May 6, 2025 (the "Effective Date"). The Plan will remain in effect until the earliest of the date (a) all shares authorized to be issued or transferred hereunder have been issued or transferred (b) the Plan is terminated by the Board, or (c) the 10th anniversary of the Effective Date, and will continue in effect thereafter with respect to any Awards outstanding at the time of such termination.

Section 10.4 Unfunded Status of Plan. The Plan will be unfunded. The Corporation will not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award will give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation, provided that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation's obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements will be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

Section 10.5 Tax Withholding. Whenever the Corporation proposes or is required to distribute Stock under the Plan, the Corporation may require the recipient to remit to the Corporation an amount sufficient to satisfy any Federal, state, local and non-U.S. tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Corporation may withhold from the shares to be delivered the number of shares sufficient to satisfy all or a portion of the minimum tax withholding obligation (or, in the discretion of the Corporation, to satisfy up to the maximum tax withholding obligation as may be permitted under applicable accounting standards that would not result in an Award otherwise classified as an equity award under FASB Accounting Standards Codification Topic 718 to be classified as a liability award under FASB Accounting Standards Codification Topic 718). Whenever payments under the Plan are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state, local and non-U.S. tax withholding requirements.

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Any Award may provide that the Participant may elect, in accordance with any conditions set forth in such Award, to pay any withholding taxes in shares of Stock, provided that the Participant, by accepting the Award will be deemed to instruct and authorize the Corporation or its delegatee for such purpose to sell on his or her behalf a whole number of shares of Stock from those shares of Stock issuable to the Participant in payment of vested shares of Restricted Stock or Restricted Stock Units as the Corporation or its delegatee determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum tax withholding obligation (or, in the discretion of the Corporation, to satisfy up to the maximum tax withholding obligation). Such shares will be sold on the day the Restricted Stock or Restricted Stock Units become vested, which is the date the tax withholding obligation arises, or as soon thereafter as practicable. Unless otherwise provided by the Committee, the Participant will be responsible for all brokerage fees and other costs of sale, and the Participant will agree to indemnify and hold the Corporation harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Participant's tax withholding obligation (e.g., because of the need to sell whole shares), the Corporation or its delegatee may pay such excess in cash to the Participant through payroll. The Corporation is under no obligation to arrange for such sale at any particular price. The Participant agrees to pay to the Corporation as soon as practicable, including through additional payroll withholding, any amount of the tax withholding obligation that is not satisfied by the sale of shares described above.

Section 10.6 Benefits. Amounts received under the Plan are not to be taken into account for purposes of computing benefits under other plans.

Section 10.7 Successors and Assigns. The terms of the Plan will be binding upon the Corporation and its successors and assigns.

Section 10.8 Headings. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

Section 10.9 Applicable Laws, Rules and Regulations. The Plan and the grant of Awards will be subject to all applicable Federal, state, local and non-U.S. laws, rules and regulations and to such approval by any government or regulatory agency as may be required.

Section 10.10 Governing Law. To the extent not preempted by Federal law, the Plan, any Award Agreement, and documents evidencing Awards or rights relating to Awards will be construed, administered and governed in all respects under and by the laws of the State of Delaware, without giving effect to its conflict of laws principles. If any provision of the Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

Section 10.11 Beneficiary Designation. Unless otherwise determined by the Committee, each Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die or become Disabled before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant's lifetime. If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death will be paid to the Participant's estate or other entity described in the Award Agreement.

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Section 10.12 Forfeiture and Recoupment Events.

(a)	The Committee may specify in the Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b)	The Award Agreement may provide that, notwithstanding any other provision of the Plan to the contrary, if the Participant breaches the non-compete, non- solicitation, non-disclosure or other restrictive covenants of the Award Agreement, whether during or after termination of Service, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant will forfeit:

i.	any and all Awards granted to him or her under the Plan, including Awards that have become vested and exercisable; and/or

ii.	the profit the Participant has realized on the exercise of any Options, which is the difference between the Exercise Price and the Fair Market Value of the Option that the Participant exercises after terminating Service and within the six-month period immediately preceding the Participant's termination of Service (the Participant may be required to repay such difference to the Corporation).

(c)	Notwithstanding any other provision of the Plan, all compensation awarded under the Plan is subject to recovery or other penalties pursuant to or to facilitate compliance with (i) any clawback policy of the Corporation, as may be adopted or amended from time to time, including, without limitation, the Cboe Global Markets, Inc. Executive Officer Incentive Compensation Clawback Policy (the "Clawback Policy"), (ii) any reduction, cancellation, forfeiture, or recoupment provision set forth in an applicable Award Agreement; and (iii) any applicable law, rule, regulation, or stock exchange rule or listing standard, including, without limitation, Section 304 of the Sarbanes-Oxley Act.

Section 10.13 Notice. Any notice or other communication required or permitted under the Plan must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender's expense. Notice will be deemed given (a) when delivered personally or, (b) if mailed, three days after the date of deposit in the U.S. mail or, (c) if sent by overnight courier, on the regular business day following the date sent. Notice to the Corporation should be sent to Cboe Global Markets, Inc., 433 West Van Buren Street, Chicago, Illinois 60607, Attention: Chief Human Resources Officer. Notice to the Participant should be sent to the address set forth on the Corporation's records. Either party may change the address to which the other party must give notice under this Section 10.13 by giving the other party written notice of such change, in accordance with the procedures described above.

Section 10.14 Awards Not Transferable. Except as otherwise provided in the Award Agreement, no Option, Restricted Stock Award, or Restricted Stock Unit (or the right to receive shares of Stock under such Award) may be sold, transferred, exchanged, pledged, assigned, garnished, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. The Committee may require, in its discretion, a Participant's guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant. The Award Agreement for a grant of Non-Qualified Stock Options may permit or may be amended to permit the Participant who received the Option, at any time prior to the Participant's death, to assign all or any portion of the Option granted to him or her to (a) the Participant's spouse or lineal descendants; (b) the trustee of a trust for the primary benefit of the Participant, the Participant's spouse or lineal descendants, or any combination thereof; (c) a partnership of which the Participant, the Participant's spouse and/or lineal descendants are the only partners; (d) custodianships for lineal descendants under the Uniform Transfers to Minors Act or any other similar statute; or (e) upon the termination of a trust by the custodian or trustee thereof or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minors Act or other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive Options held in trust, partnership or custody. In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the Participant's rights with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Award Agreement. Any such assignment will be permitted only if (i) the Participant does not receive any value or consideration thereof and (ii) the assignment is expressly permitted by the applicable Award Agreement. The Committee's approval of the Award Agreement with assignment rights will not require the Committee to include such assignment rights in the Award Agreement with any other Participant. Any such assignment will be evidenced by an appropriate written document executed by the Participant, and the Participant will deliver a copy thereof to the Committee on or prior to the effective date of the assignment. An assignee or transferee of an Option must sign an agreement with the Corporation to be bound by the terms of the applicable Award Agreement.

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Section 10.15 Annual Award Limits. The following limits in subsections (a), (b) and (c) below (each an "Annual Award Limit" and, collectively, "Annual Award Limits"), as adjusted pursuant to Section 3.2, shall apply to grants of such Awards under this Plan and the limit in subsection (d) below shall apply to the annual compensation of a non-employee Director, whether in the form of Awards under this Plan or otherwise:

(a)	Options. The maximum aggregate number of shares of Stock subject to Options granted to any one Participant in any one calendar year shall be 1,000,000 shares, determined as of the date of grant.

(b)	Restricted Stock and Restricted Stock Units. The maximum aggregate number of shares of Stock subject to Restricted Stock and Restricted Stock Units granted to any one Participant in any one calendar year shall be 500,000 shares, determined as of the date of grant.

(c)	Incentive Compensation Award and other cash-based Awards. The maximum aggregate amount that may be paid to any Participant in any calendar year under an Incentive Compensation Award or any other Award that is payable or denominated in cash, shall be $15,000,000 determined as of the date of payout (for avoidance of doubt, this limit applies in the aggregate to all forms of Awards subject to this clause (c)). The foregoing maximum shall apply to any Performance Period that is equal to a fiscal year of the Corporation, which maximum shall be adjusted to the corresponding fraction or multiple of that amount for any Performance Period of a different duration. To the extent that any form of Award subject to this clause (c) is to be settled in shares of Stock, either pursuant to the discretion of the Committee or at the election of the applicable Participant, compliance with the limit established by this clause (c) shall be determined by calculating the dollar value of the shares of Stock to be issued in settlement based on the Fair Market Value of such shares of Stock as of the applicable settlement date.

(d)	Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan or in any policy of the Corporation regarding compensation payable to a non-employee Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in shares of Stock and the maximum cash value of any other Award granted under the Plan to an individual as compensation for services as a non-employee Director in a calendar year, together with cash compensation earned by the non-employee Director during such calendar year, shall not exceed $950,000, or in the case of a non-employee Director serving as the Chairman or Lead Director of the Board, $2,500,000.

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Section 10.16 Awards to Non-U.S. Nationals and Employees Outside the U.S. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Corporation or an Affiliate operates or has Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates shall be covered by the Plan;

(b)	Determine which Employees and Directors outside the U.S. are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees or Directors outside the U.S. to comply with applicable non-U.S. laws and/or to facilitate the operation and administration of Awards and the Plan;

(d)	Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Section 10.17 Compliance With Section 409A. Notwithstanding any provision of the Plan to the contrary, the Plan is, and all Awards made under the Plan are, intended to comply with or be exempt from Section 409A, including the exceptions for stock rights, short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be construed, interpreted and administered accordingly. Further, notwithstanding any provision of the Plan to the contrary, except as provided in Section 8.2(b), and unless the Award Agreement provides for other provisions intended to comply with Section 409A, (i) to the extent that a Participant holding an Award that is considered deferred compensation subject to Section 409A is a "specified employee" under Section 409A, no distribution or payment of any amount that is payable on a date or schedule that is by reference to the Participant's "separation from service" (as defined in Section 409A) shall be made before the date that is six (6) months and one (1) day following the date of such Participant's separation from service or, if earlier, the date of the Participant's death, and (ii) to the extent required under Section 409A in order to make payment of an Award upon a Change in Control, the applicable transaction or event must qualify as a change in the ownership or effective control of the Company or as a change in the ownership of a substantial portion of the assets of the Company pursuant to Section 409A(a)(2)(A)(v) of the Code, and if it does not, then unless otherwise specified in the applicable Award Agreement, payment of such Award will be made on the Award's original payment schedule or, if earlier, upon the death of the Participant. If any provision of the Plan or the Award Agreement needs to be revised to satisfy the requirements of Section 409A, then such provision shall be modified or restricted to the extent and in the manner necessary to be in compliance with such requirements of Section 409A and any such modification will attempt to maintain the same economic results as were intended under the Plan and Award Agreement. The Corporation cannot guarantee that the Awards, payments and benefits that may be made or provided under the Plan will satisfy all applicable provisions of Section 409A. Payments made to a Participant under the Plan or the Award Agreement in error shall be returned to the Corporation and do not create a legally binding right to such payments.

Section 10.18 Severability. If any provision of the Plan or any Award Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award Agreement, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

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Section 10.19 Employment Agreement. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent an employment agreement between a Participant and the Corporation or an Affiliate provides vesting terms with respect to an Award that are more favorable to the Participant than those set forth in the Plan or an Award Agreement, the vesting terms in such employment agreement shall control, provided that such employment agreement and/or the vesting terms thereof have been approved by the Committee and/or Board.

ARTICLE 11

INCENTIVE COMPENSATION AWARDS

Section 11.1 Incentive Compensation Awards. In addition to any other Awards under the Plan, the Committee may make Incentive Compensation Awards to Employees, based on the achievement of Performance Goals. With respect to each Incentive Compensation Award, the Committee shall establish, in writing, that the vesting and/or payment pursuant to the Incentive Compensation Award shall be conditioned on the attainment of specified Performance Goals selected by the Committee for the specified Performance Period. The Committee may in its discretion during a Performance Period revise the Performance Goals to the extent the Committee deems necessary to achieve the purpose of the Incentive Compensation Award, including, without limitation, to reflect any changed or unexpected or unusual circumstances.

Section 11.2 Payout of Incentive Compensation Awards. Except as provided in the applicable Award Agreement, employment agreement, consulting agreement, plan document or other written agreement between Participant and the Corporation, to be eligible to receive a payout of an Incentive Compensation Award, a Participant must remain continuously in Service with the Corporation or an Affiliate through the date such Award is paid. Unless the Committee specifies otherwise in the Award Agreement, payout of the Incentive Compensation Award will be made in cash. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A and in accordance with such procedures as the Committee may specify from time to time, to defer receipt of all or any portion of the Incentive Compensation Award otherwise payable to the Participant pursuant to this Section. A Participant who terminates employment before the end of the Performance Period will forfeit his or her Incentive Compensation Award; provided that, if the Participant's employment terminated due to the Participant's death or becoming Disabled, the Committee may approve, in its sole discretion, a pro rata payout to such Participant.

Section 11.3 Committee Certification and Authority. After the completion of each Performance Period, the Committee shall certify the extent to which any Performance Goal has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Incentive Compensation Award subject to this Article 11. Notwithstanding any provision of the Plan, with respect to any Incentive Compensation Award subject to this Article 11, the Committee may adjust downwards, or upwards (except with respect to any person designated as an executive Officer by the Board for purposes of Section 16 of the Exchange Act), the amount payable pursuant to such Award.

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